Exhibit 4.16

THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 26, 2004, is entered into by and among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation (“Lender”) and MATRIX INTERNATIONAL LOGISTICS, INC., a Delaware corporation (“MIL”). GEOLOGISTICS AMERICAS INC., a Delaware corporation (“GLA”), AIR FREIGHT CONSOLIDATORS INTERNATIONAL, INC., a New York corporation (“ACI”), and GEOLOGISTICS EXPO SERVICES, LLC, a Georgia limited liability company (“EXPO” and together with MIL, GLA and ACI, collectively referred to herein as “Borrowers” and individually, each a “Borrower”).

RECITALS

A.                                   Borrowers and Lender have previously entered into that certain Amended and Restated Loan and Security Agreement dated as of November 7, 2001, as amended by that certain letter amendment dated December 31, 2001 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated August 21, 2003 (as amended, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                     Borrowers and Lender now wish to further amend the Loan Agreement on the terms and conditions set forth herein.

C.                                     Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Amendments to Loan Agreement.

(a)                                  Section 2.1(b)(i)(C) of the Loan Agreement is hereby amended to read as follows:

“(C) as of any date of determination, the aggregate amount collected in the Lender Payment Account (with respect to Borrowers only) as payments from account debtors on the Accounts during the thirty-six (36) consecutive Business Day period immediately prior to such date of determination; provided that, such thirty-six (36) Business Day period may be increased by Lender in its reasonable discretion based on financial information provided by Borrowers to Lender from time to time, or”

(b)                                 Sections 10.1 of the Loan Agreement is hereby amended by adding the word “or” to the end of subsection (p) thereof, deleting subsection (r) thereof and amending and restating subsection (q) to read as follows:

“(q)                           there shall be an event of default under any of the other Financing Agreements.”

2.                                       Effectiveness of this Amendment. Lender must have received the following items, each in form and content acceptable to Lender, before this Amendment is effective.

(a)                                  Amendment; Acknowledgement. This Amendment and the attached Acknowledgement by Guarantor, each fully executed in a sufficient number of counterparts for distribution to all parties.

(b)                                 Amendment Fee. An amendment fee, which may be paid by way of a charge against Borrowers’ loan account, in the amount of Seven Thousand Five Hundred Dollars ($7,500), which fee is fully earned as of and due and payable on the date hereof.

(c)                                  Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement, other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof, must be true and correct.

(d)                                 Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

3.                                       Representations and Warranties. Borrowers represent and warrant as follows:

(a)                                  Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)                                 Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c)                                  Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution. The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)                                  No Default. No event has occurred and is continuing that constitutes an Event of Default.

4.                                       Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

5.                                       Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6.                                       Reference to and Effect on the Financing Agreements.

(a)                                  Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)                                 To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

7.                                       Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower as against Lender with respect to the Obligations.

8.                                       Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9.                                       Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“LENDER”		“BORROWERS”

CONGRESS FINANCIAL CORPORATION (WESTERN),		MATRIX INTERNATIONAL LOGISTICS, INC.,
a California corporation		a Delaware corporation

By:	/s/ Gary Whitaker	By:	/s/ Steven Davison
Title: Vice President		Title:	VP

GEOLOGISTICS AMERICAS INC., a Delaware corporation

		By:	/s/ Steven Davison
		Title:	VP

AIR FREIGHT CONSOLIDATORS INTERNATIONAL, INC., a New York corporation

		By:	/s/ Steven Davison
		Title:	VP

GEOLOGISTICS EXPO SERVICES, LLC, a Georgia limited liability company

		By:	/s/ Steven Davison
		Title:	VP

ACKNOWLEDGEMENT BY GUARANTOR

Dated as of March     , 2004

The undersigned, being the Guarantor under its Amended and Restated Guaranty and Security Agreement, dated November 7, 2001, made in favor of Lender (as amended, modified or supplemented, the “Guaranty”), hereby acknowledges and agrees to the foregoing Third Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantor of the matters set forth above, and Guarantor has acknowledged the same, Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with Guarantor to so notify Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

GEOLOGISTICS CORPORATION, a Delaware corporation

By:	/s/ Steven Davison
Title:	Exec. VP